SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount (1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
March 18, 2019	The Company issued 51 shares of Series C Convertible Preferred Stock to Jan Telander, a director and the Company’s CEO.	Chief Executive Officer	NA	$1.00 per share/NA

Item 3.03.	Material Modification to Rights of Security Holders.

By unanimous written consent of the Board on February 23, 2019, the Board authorized the filing of a Certificate of Designation for its Series C Convertible Preferred Stock (“Series C Preferred Stock”; see description of Series C Preferred Stock under Item 5.03 below) and on March 19, 2019 the issuance of all of the fifty-one (51) authorized shares of such Series C Preferred Stock (see Item 5.03) to Jan Telander (the “Series C Stockholder”) for a purchase price of $1 per share. As a result of the voting rights granted to the Series C Preferred Stock in the Certificate of Designations, the Series C Stockholder holds in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company. Pursuant to the terms of the Board resolution authorizing the issuance of the Series C Preferred Stock, and authorizing the issuance of the shares to Mr. Telander, the Company has the right to redeem said Preferred Stock of the Company upon his resignation or the termination of his services as President of the Company. The Company believes that the issuance of the Series C Preferred Stock to Mr. Telander will facilitate the Company’s ability to manage its affairs.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Preferred Stock

On February 23, 2019, the number, designation, rights, preferences and privileges of the Series C Preferred Stock were established by the Board, which are set forth in a Certificate of Designations that was filed with the Secretary of State of the State of Delaware on February 27, 2019. Among other things, the Certificate of Designation provides that each one share of Series C Preferred has voting rights equal to (x) (i) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the number determined by this clause (i), the “Numerator”), divided by (ii) 0.49, minus (y) the Numerator. These voting rights apply only to matters of Company capitalization (i.e. increase in authorized common stock, stock splits, etc.), and similar matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent. The Series C has a par value of $0.001 per share, no rights to dividends but provides for liquidation rights which entitle the holder to a pro-rata share of net assets. Each Series C share is convertible, at the option of the holder, into one share of Common Stock.

The Board on March 18, 2019 authorized the issuance, of the 51 authorized shares of Series C Preferred stock to Jan Telander, our Chief Executive Officer, so that he will be able, as the stockholder with a majority of the voting power of the Company’s outstanding stock, to authorize the amendment of our Certificate of Incorporation to increase the number of our authorized shares of common stock,. The matters on which the Series C Preferred Stock is entitled to vote are solely matters of Company capitalization (i.e. increase in authorized common stock, stock splits, etc.), and similar matters that are require amendment of our Certificate of Incorporation for capital raising purposes.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.11	Certificate of Designation for the Series C Preferred Stock, filed with the Delaware Secretary of State on February 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: March 21, 2019	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

2